Item 77Q-1, Fund Changes

Europe Hedged Equity Fund
(formerly, International Hedged Equity Fund)

Registrant incorporates by reference Form 497, dated and filed on July 10, 2012.
(SEC Accession No. 0001193125-12-298692)

Registrant incorporates by reference Form 497K, dated and filed on August 21, 2012.
(SEC Accession No. 0001193125-12-363596)


India Earnings Fund

Registrant incorporates by reference Form 497K, dated and filed on August 10, 2012.
(SEC Accession No. 0001193125-12-349648)



Middle East Dividend Fund

Registrant incorporates by reference Form 497K, dated and filed on July 30, 2012.
(SEC Accession No. 0001193125-12-319998)